Exhibit 10.15

AMENDED AND EXTENDED

PROMISSORY NOTE

Borrower: STEMTECH CORPORATION	Lender: Sharing Services Global
STEMTECH HEALTHSCIENCES CORP	Corporation
10370 USA Today Way	5200 Tennyson Pkwy #400
Miramar, FL 33025	Plano, Texas 75024

Principal Amount: $1,400,000.00	Date of Note: May 1, 2023

PROMISE TO PAY:

STEMTECH CORPORATION, a Nevada Corporation, (being the business combination of Stemtech Corporation and Globe Net Wireless Corp. as a result of the reverse merger of Stemtech Corporation, a Delaware Corporation, and Globe Net Wireless Corp., a Nevada Corporation, with Globe Net Wireless being the survivor; and thereafter Globe Net Wireless Corp. changing its corporate name to Stemtech Corporation.) and STEMTECH HEALTHSCIENCES CORP, a Florida Corporation, (collectively referred herein as "Stemtech" or "Borrower") promises to pay to Sharing Services Global Corporation (the"Lender"), in lawful money of the United States of America, the principal amount of ONE MILLION FOUR HUNDRED THOUSAND AND no/100 DOLLARS ($1,400,000.00), together with interest on the unpaid principal balance from the date hereof, calculated as described in the "INTEREST CALCULATION METHOD" paragraph using an interest rate of 10.00% per annum based on a year of 360 days, until maturity. The interest rate may change under the terms and conditions of the "POST MATURITY RATE' section. (This Amended and Extended Promissory Note ("Amended Note") and the Convertible Promissory Note dated September 10, 2021 by an between Stemtech Corporation, a Delaware corporation, Stemtech HealthSciences Corp, a Florida corporation, and Globe Net Wireless Corporation, a Nevada corporation and Lender ("Original Note") are collectively referred to herein as the"Note".)

LOAN PURPOSE: The Original Note was to provide financing for the Borrower's working capital needs. This Amended Note, being an accommodation by the Lender to Borrower, is made for the purpose of extending the Original Note's maturity date, to address Original Note covenant breaches by Borrower, and to modify the Original Note's repayment terms. For purpose of clarity, the Amended Note is an (i) extension and modification of the Original Note, (ii) the Borrower and Lender intend that all other Original Note terms not addressed herein shall remain unchanged, and (iii) any and all security agreements existing between the Lender, Borrower, and/or Guarantor related to, directly or indirectly, the Original Note, continue to be in place, effective and enforceable for all purposes stated therein.

The Lender and Borrower agree that as of the date of this Amended Note, May 1, 2023, the outstanding principal and interest balance owing on the Original Note was:

Principal:	$1,400,000.00
Interest due to May 1, 2023	$ 222,555.56
Total:	$1,622,555.56

As a condition precedent to this amendment and modification, the Lender requires the Borrower to pay at closing, the accrued unpaid interest owing in the amount of $222,555.56.

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PAYMENT OF PRINCIPAL AND INTEREST.

The Original Note repayment terms are hereby amended to be repaid on the following terms and conditions:

On demand. If no demand, then Borrower will repay the principal, interest, and fees, if any, owing on the loan evidenced by this Note as follows:

(1)	At closing, a payment of all accrued interest owing under the terms of the Original Note;
(2)	Commencing June 1st, 2023, monthly principal and interest payments of $61,660.00 shall be due on the 1st day of each calendar month until Maturity; and
(3)	On September 1st, 2024 (the "Maturity Date" or "Maturity"), the Borrower will pay the remaining funded unpaid principal balance, plus any unpaid interest and fees then outstanding under this Note.

Unless otherwise agreed or required by applicable law, payments will be applied first to any fees or late charges, then to any unpaid collection costs, then to any accrued unpaid interest, and then to principal. Borrower will make all payments to Lender at Lender's address shown above or at such other place as Lender may designate in writing.

INTEREST CALCULATION METHOD. Interest on this Note is computed on an actual day, 360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding, unless such calculation would result in a usurious rate, In which case interest shall be calculated on a per diem basis of a year of 365 or 366 days, as the case may be. All interest payable under this Note is computed using this method.

LATE PAYMENT FEES. If a payment is 10 or more days late, Borrower will pay a delinquency charge in an amount equal to 5.0% of the amount of the delinquent payment. This amount is stipulated by Borrower to be reasonable in order to compensate Lender for its additional costs incurred as a result of having to attend to such delinquency. This late charge should be paid only once, but promptly, as to each respective late payment. It is further agreed that the imposition of any such late payment fee shall in no way prejudice or limit Lender's right or remedies against Borrower under the Note, Guaranty, Security Agreement or any other loan document related to the Note.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Prepayment in full shall consist of payment of the remaining unpaid principal balance together with all accrued and unpaid interest and all other amounts, costs and expenses for which Borrower is responsible under this Note or any other agreement with Lender pertaining to this Note/loan, and in no event will Borrower ever be required to pay any unearned interest. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due in the inverse order of maturity. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, security agreement and/or guaranty(ies), and the Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment In full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to:

Sharing Services Global Corporation

Attn. John "JT" Thatch, CEO

5200 Tennyson Parkway, Suite 400

Plano, Texas 75024

YIELD MAINTENANCE. NOT USED.

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REDEMPTION. The Lender, as further consideration to Borrower, does hereby relinquish its right of Redemption as provided by paragraph 1.2 and Section 3 Conversion, of the Original Note. The Lender has agreed that it shall not have the option to redeem a portion or all amounts or outstanding Principal Amount on or after the date of this Amended Note. However, this relinquishment does not apply to any previous redemptions the Lender may have already exercised or any rights the Lender may have in previously issued warrants of the Borrower.

POST MATURITY RATE. The Post Maturity Rate on this Note is the lesser of (A) the maximum rate allowed by law or (B) 18.000% per annum based on a year of 365 days. Borrower will pay interest on all sums due after final maturity, whether by acceleration or otherwise, at that rate.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Dispute of Loan Documents. If at any time the Borrower, grantor, and/or guarantor denies the enforceability of any loan documents related to the Note, in whole or in part, including, but not limited to any loan, extension of credit, guaranty agreement, security agreement, UCC filing, Control Agreement, Collateral perfection, or any other agreement related to the Note or any extension and renewal thereof.

Default In Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the related documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Purchase Agreement Breach. The Borrower breaches any agreement or covenants, as modified or amended, set forth in the Purchase Agreement, as defined in the Original Note, or any representations or warranty set forth in the Purchase Agreement shall be determined to be false at the time given and such failure or neglect continues after Holder provided Borrower with thirty days

(30) days written notice thereof.

Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, In Its sole discretion, as being an adequate reserve or bond for the dispute.

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Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock or other voting equity interests of Borrower, except for potential investor Leviston Resources LLC.

Dissolution. The Borrower voluntarily or involuntarily dissolves or is dissolved, terminates or is terminated.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Insecurity. Lender in good faith believes itself insecure based upon a deemed material adverse change to the Borrower.

Cure Provisions. If any default, other than a default in payment under this Note or any other note and/or the filing of bankruptcy, whether voluntarily or involuntarily, is curable, it may be cured if Borrower, after Lender sends written notice to Borrower demanding cure of such default; (1) cures the default within ten (10) business days; or (2) if the cure requires more than ten (10) business days, immediately initiates steps which Lender deems In Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS. Upon default, Lender may declare the entire indebtedness, including the unpaid principal balance under this Note, all accrued unpaid interest, and all other amounts, costs and expenses for which Borrower is responsible under this Note or any other agreement with Lender pertaining to this loan, immediately due, without notice, and then Borrower will pay that amount.

ATTORNEYS' FEES; EXPENSES. Lender may hire an attorney to help collect this Note if Borrower does not pay, and Borrower will pay Lender's reasonable attorneys' fees. Borrower also will pay Lender all other amounts Lender actually incurs as court costs, lawful fees for filing, recording, releasing to any public office any instrument securing this Note; the reasonable cost actually expended for repossessing, storing, preparing for sale, and selling any security; and fees for noting a lien on or transferring a certificate of title to any motor vehicle offered as security for this Note, or premiums or identifiable charges received in connection with the sale of authorized insurance.

JURY WAIVER. BORROWER AND LENDER EACH HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY WITH REGARDS TO ANY "DISPUTE" AND ANY ACTION ON SUCH "DISPUTE", THAT IS RELATED, DIRECTLY OF INDIRECTLY, WITH THE NOTE, ORIGINAL NOTE AND AMENDED NOTE. THIS WAIVER IS KNOWLINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORRWER AND LENDER, AND BORROWER AND LENDER HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON OR ENTITY TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THES AGREEMENT. BORROWER AND LENDER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION HEREOF IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL. BORROWER FURTHER REPRESENT AND WARRANTS THAT: (1) IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR (2) HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELCECTED OF ITS OWN FREE WILL, AND EACH HAVE HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Texas without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of Texas.

CHOICE OF VENUE, if there is a lawsuit, and as the transaction evidenced by this Note occurred in Collin County, Texas, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Collin County, State of Texas,

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DISHONORED CHECK CHARGE. Borrower will pay a processing fee of $25.00 if any check given by Borrower to Lender as a payment on this loan is dishonored.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender does hereby create and/or reserve a contractual right of setoff and a common law right of set-off against all Borrower's accounts or against any sums or amounts the Lender may owe or be liable to the Borrower. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts or amounts due.

COLLATERAL. Borrower acknowledges this Note is secured by, and among other things, (i) a blanket lien on all assets of the Borrower. The Borrower agrees that the Original Note and this Amended Note and the language contained herein is sufficient by itself to act a pledge and assignment of a security interest in the collateral, being all assets of Borrower.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. NOTICE: Under no circumstances (and notwithstanding any other provisions of this Note) shall the interest charged, collected, or contracted for on this Note exceed the maximum rate permitted by law. The term "maximum rate permitted by law" as used in this Note means the greater of (a) the m ximum rate of interest permitted under federal or other law applicable to the indebtedness evidenced by this Note, or (b) the higher, as of the date of this Note, of the "Weekly Ceiling" or the "Quarterly Ceiling" as referred to in Sections 303.002, 303.003 and 303.006 of the Texas Finance Code. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Borrower does not agree or intend to pay, and Lender does not agree or intend to contract for, charge, collect, take, reserve or receive (collectively referred to herein as "charge or collect"), any amount in the nature of interest or in the nature of a fee for this loan, which would in any way or event (including demand, prepayment, or acceleration) cause Lender to charge or collect more for this loan than the maximum Lender would be permitted to charge or collect by federal law or the law of the State of Texas (as applicable). Any such excess interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the principal balance of this loan, and when the principal has been paid in full, be refunded to Borrower. The right to accelerate maturity of sums due under this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to charge or collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the loan evidenced by this Note until payment in full so that the rate or amount of interest on account of the loan evidenced hereby does not exceed the applicable usury ceiling. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Each Borrower understands and agrees that, with or without notice to Borrower, Lender may with respect to any other Borrower (a) make one or more additional secured or unsecured loans or otherwise extend additional credit; (b) alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other terms of any indebtedness, including Increases and decreases of the rate of interest on the indebtedness; (c) exchange, enforce, waive, subordinate, fail or decide not to perfect, and release any security, with or without the substitution of new collateral; (d) apply such security and direct the order or manner of sale thereof, including without limitation, any non-judicial sale permitted by the terms of the controlling security agreements, as Lender in its discretion may determine; (e) release, substitute, agree not to sue, or deal with any one or more of

Borrower's sureties, endorsers, or other guarantors on any terms or in any manner Lender may choose; and (f) determine how, when and what application of payments and credits shall be made on any other indebtedness owing by such other Borrower. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, notice of dishonor, notice of intent to accelerate the maturity of this Note, and notice of acceleration of the maturity of this Note. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

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FINANCIAL & REPORTING COVENANTS. Other than the permitted first lien which the Borrower is granting, and does hereby by grant, the Lender to secure this Note and other indebtedness, the Borrower shall comply with each of the following financial covenants (except as permitted under the Note):

Borrower shall not pledge, grant a security interest in, mortgage, assign, encumber or otherwise create a lien on any of its property (whether real or personal, tangible or intangible, and now owned or hereafter acquired) in favor of any person or entity other than LENDER, except for those liens, security interests and encumbrances existing on the date hereof and previously disclosed in writing to and approved by LENDER.

Borrower shall not create, incur or assume any indebtedness for borrowed money other than existing indebtedness previously disclosed to and approved by LENDER and in the future in connection with equipment leases or purchase financings or trade indebtedness.

Borrower shall not assume, guarantee, endorse or otherwise become directly or contingently liable for the obligations of any other person or entity except by endorsement of negotiable instruments for deposit or collection in the ordinary course of business and in the future in connection with equipment leases or purchase financings or trade indebtedness.

Borrower will provide reviewed year-end financial statements and audited statements of its dealer broker subsidiary within 120 days of fiscal year-end.

Borrower will provide internally prepared interim financial statements within 30 days upon Lender's request.

Guarantor will provide any financial, tax information, governmental compliance, or corporate governance documentation upon Lender's request.

Borrower will maintain a positive net worth at all times as defined by GAAP

BORROWER WARRANTY.

The Borrower hereby represents and warrants that it has on behalf of their respective companies, the full legal rights and capacities to enter into this Note and related loan documents and security agreement, and that the Borrower intends to perform their respective obligations and that they are not in violation of any laws or any courts. In addition, Borrower affirms and warrants to Lender that:

•	There is no litigation and no noticed or expected litigation against it, except as otherwise disclosed.
•	Borrower is solvent at the time of the loan.

INDEMNIFICATION.

Borrower hereby indemnifies and agrees to protect, defend and hold harmless Lender, and any member, officer, director, official, agent, employee or attorney of Lender, and their respective heirs, administrators, executors, successors and assigns (collectively, the "Indemnified Parties"), from and against any and all losses, damages, expenses or liabilities of any kind or nature and from any suits, claims or demands, including reasonable attorneys' fees incurred in investigating or defending such claim, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with the Note, any loan documents or the transactions contemplated therein (unless determined by a final judgment of a court of competent jurisdiction to have been caused solely by the gross negligence or willful misconduct of the Indemnified Parties) including, without limitation: (i) any untrue statement of a material fact contained in information submitted to Lender by Borrower or Guarantor or the omission of any material fact necessary to be stated therein in order to make such statement not misleading or incomplete; or (ii) the failure of Borrower or Guarantor to perform any obligations herein required to be performed by Borrower and/or Guarantor. These provisions shall survive the repayment or other satisfaction of the Note.

SEVERABILITY OF PROVISIONS. A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision hereof, and any determination that the application of any provision of this Note to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision or other provisions as it may apply to any other persons or circumstances.

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RELEASE and WAIVER OF CLAIMS. In consideration of (a) the modifications, renewals, extensions, and/or waivers as herein provided, and (b) the other benefits received by Borrower hereunder, Borrower hereby RELEASES, RELINQUISHES and forever DISCHARGES Lender, as well as its predecessors, successors, assigns, agents, officers, directors, employees, representatives, attorneys, insurers, affiliates, parent corporations and all other persons, entities, associations, partnerships and corporations with whom any of the former have been, are now or may hereafter be affiliated (collectively, the"Lender Parties") of and from any and all claims, demands, obligations, liabilities, actions and causes of action of any and every kind, character or nature whatsoever, known or unknown, past or present, which Borrower may have against any of the Lender Parties arising out of or with respect to (i) any right or power to bring any claim against Lender for usury or to pursue any cause of action against Lender based on any claim of usury, and (ii) any and all transactions and events relating to any loan documents occurring on or prior to the date hereof, including any loss, cost or damage, of any kind, character or nature whatsoever, arising out of, in any way connected with, or in any way resulting from the acts, actions, or omissions of any of the Lender Parties, including, but not limited to, any breach of fiduciary duty, breach of any duty of fair dealing, breach of confidence, breach of funding commitment, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, intentional or negligent infliction of mental distress, tortuous interference with contractual relations, tortuous interference with corporate governance or prospective business advantage, breach of contract, deceptive trade practices, libel, slander or conspiracy, and/or arising out of any attempt to collect any sums due or claimed to be due to Lender, but in each case only to the extent permitted by applicable law.

PRIOR TO SIGNING THIS NOTE, THE BORROWER HAS READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AMENDED NOTE, AND THE BORROWER AND ANY GUARANTORS AGREE TO THE TERMS OF THIS AMENDED NOTE.

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